UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20509

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 2, 2015

Date of Report

(Date of earliest event reported)

FONU2 INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-49652	65-0773383
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employee I.D. No.)

135 Goshen Road Ext., Suite 205

Rincon, GA 31326

 (Address of Principal Executive Offices)

(912) 655-5321

Registrant's Telephone Number

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

See Item 2.01 of this Current Report.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 2, 2015, Studio City Rentals, LLC, a Nevada limited liability company (the “Company”) and a wholly-owned subsidiary of FONU2 Inc. (“FONU2”) completed the purchase of all assets of Apple Box Productions, Inc., a film rental production company based in Jacksonville, Florida (“Apple Box”). The Company paid total consideration of $1,000,000 consisting of (1) $400,000 in cash, and (2) $600,000 in a subordinated note (the “Seller Note”).

The Seller Note bears interest at eight percent (8%) per annum and is payable in a lump sum or $94,000 on or before the sixtieth day following the closing date, and thereafter in monthly payments of not less than $25,000, with a final payment of all unpaid principal and accrued interest on the first anniversary of the closing date. The Seller Note is secured by the collateral assignment of all purchased assets pursuant to a Security Agreement between the Company and the Seller. The repayment of the Seller Note is subordinated to the payment of the indebtedness of FONU2 to Loeb Term Solutions LLC (“Loeb”) described below. FONU2 and Jake Shapiro, Chairman and CEO of FONU2, have both unconditionally guaranteed the repayment of the Seller Note.

In order to finance a portion of the cash portion of the purchase price and to pay closing costs, FONU2 borrowed $350,000 from Loeb pursuant to a Term Promissory Note (the “Loeb Note”) which is secured by the collateral assignment of all purchased assets pursuant to a Security Agreement between the Company and Loeb. The Loeb Note bears interest at the prime rate plus ten percent (10%) per annual and is paid in 206 consecutive weekly payments of $2,164.39, with a final payment of all outstanding principal and accrued but unpaid interest due on June 19, 2019. The repayment of the Loeb Note is senior to the payment of the indebtedness of the Company to Apple Box described above. FONU2 and Jake Shapiro, Chairman and CEO of FONU2, have both unconditionally guaranteed the repayment of the Loeb Note.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 2.01 of this Current Report.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Purchase and Sale Agreement between Apple Box Productions, Inc. and Studioplex City Rentals, LLC*

10.2	Promissory Note from Studioplex City Rentals, LLC to Apple Box Productions, Inc.

10.3	Security Agreement between Apple Box Productions, Inc. and Studioplex City Rentals, LLC*

10.4	Term Promissory Note from Studioplex City Rentals, LLC to Loeb Terms Solutions LLC

10.5	Security Agreement between Studioplex City Rentals LLC and Loeb Terms Solutions LLC *

*	Exhibits and schedules to this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of the omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

FONU2 INC., a Nevada corporation

Date: July 8, 2015
	By:	/s/ Roger Migeul
Roger Miguel, Chief Executive Officer

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